EXHIBIT 10.113

                   REVOLVING CREDIT AGREEMENT


          This REVOLVING CREDIT AGREEMENT (the "Agreement") is entered into as of February 12, 1996, among Micron Technology, Inc. a Delaware corporation (the "Company"), the several financial institutions party to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as agent for the Banks (in such capacity, the "Agent").

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

          ARTICLE I - DEFINITIONS AND RELATED MATTERS

     In this Agreement, unless otherwise specified, capitalized terms are used as defined herein and in Annex I hereto. Certain other interpretive provisions and accounting principles applicable to this Agreement are also set forth in Annex I hereto.

               ARTICLE II - THE REVOLVING CREDIT

     2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on the signature pages hereto opposite such Bank's name (such amount, as the same may be reduced under Section 2.05, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing, the aggregate principal amount of all outstanding Loans shall not at any time exceed the combined Commitments. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01, prepay under Section 2.06 and reborrow under this Section 2.01.

     2.02 Loan Accounts. The Loans made by the Banks shall be evidenced by Notes executed by the Company in favor of each Bank. Each Bank shall endorse on schedules annexed to its Note the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each Bank is irrevocably authorized by the Company to endorse its Note and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

     2.03 Procedure for Borrowing. (a) Each Borrowing shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans, and (ii) either (A) prior to 9:00 a.m. (San Francisco time) one Business Day prior to the requested Borrowing Date, or (B) prior to 8:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying: (I) the amount of the Borrowing, which shall be in an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; (II) the requested Borrowing Date, which shall be a Business Day; (III) the Type of Loans comprising the Borrowing; and (IV) the duration of the requested Interest Period (one week or one month), if applicable. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one week. The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

          (b) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's payment office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent at such office by crediting the account of the Company on the books of BofA with the aggregate of the amounts made available to the Agent by the Banks in like funds as received by the Agent or, if requested by the Company, by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent. After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.

     2.04  Conversion and Continuation Elections.  (a)  The
Company may, upon irrevocable written notice to the Agent in accordance with subsection 2.04(b):

               (i) elect, as of any Business Day, in the case of Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of Offshore Rate Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Loans of any other Type; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any Offshore Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment or conversion of part thereof to be less than $5,000,000, such Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Loans as, and convert such Loans into, Offshore Rate Loans shall terminate.

          (b)  The Company shall deliver a Notice of
Conversion/Continuation to be received by the Agent not later than (i) 9:00 a.m. (San Francisco time) at least three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans, and
(ii) either (A) 9:00 a.m. (San Francisco time) at least one Business Day in advance of the Conversion/Continuation Date, or
(B) 8:00 a.m. (San Francisco time) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying: (I) the proposed Conversion/Continuation Date; (II) the aggregate amount of Loans to be converted or continued; (III) the Type of Loans resulting from the proposed conversion or continuation; and (IV) the duration of the requested Interest Period, if applicable.

          (c) During the existence of a Default or Event of Default, the Company may not elect to have a Loan converted into or continued as an Offshore Rate Loan. If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

          (d) The Agent will promptly notify each Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice of conversion/continuation is provided by the Company, or if the Agent has received a notice of Default or Event of Default pursuant to Section (e) of Annex IX, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which the notice was given. After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than four different Interest Periods in effect.

     2.05  Voluntary Termination or Reduction of Commitments.
The Company may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $5,000,000, or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the then-outstanding principal amount of the Loans would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

     2.06 Optional Prepayments. Subject to Section 3.04, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Agent, in the case of Offshore Rate Loans, or one Business Day's irrevocable notice to the Agent, in the case of Base Rate Loans (unless such notice with respect to the prepayment of Base Rate Loans is given prior to 8:00 a.m. (San Francisco time), in which case such prepayment may be made on the same date as such notice), ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000, or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.04.

     2.07 Mandatory Payment. The principal amount of the outstanding Loans, together with all interest accrued thereon and amounts required pursuant to Section 3.04, and all accrued and unpaid fees and other amounts outstanding hereunder, shall be immediately due and payable, and the Commitments shall terminate, automatically and without any further action by any party, upon the consummation of any capital raising event by the Company, including the issuance of any capital stock or the incurrence of any indebtedness for borrowed money; provided, however, that none of the following shall require a mandatory payment hereunder:
(a) the acquisition of goods, supplies, or merchandise on normal trade credit; (b) the execution of bonds or undertakings in the ordinary course of its business as presently conducted; (c) the endorsement of negotiable instruments received in the ordinary course of its business as presently conducted; (d) capital raised through the Company's employee stock purchase plan or stock incentive plans; (e) the receipt of customer deposits in connection with sale and purchase agreements entered into in the ordinary course of business; (f) equipment financings in an aggregate principal amount of up to $200,000,000; or (g) the assumption of any existing indebtedness, or the issuance of any capital stock, in connection with an acquisition permitted pursuant to Section 7.03.

     2.08 Repayment. The Company shall repay to the Banks on the Revolving Termination Date the aggregate principal amount of Loans outstanding on such date.

     2.09 Interest. (a) Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate plus 1.50% per annum, or (ii) the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.04).

          (b) Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans for the portion of the Loans so prepaid (whether mandatory or optional) and upon payment (including by reason of acceleration) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

          (c) Notwithstanding subsection (a) of this Section, if any amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due (whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate plus 2%.

          (d) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

     2.10 Fees. (a) Arrangement Fee. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account as required by the letter agreement ("Fee Letter") between the Company and the Arranger, BofA and Seattle First National Bank dated January 31, 1996.

          (b) Upfront Fee. The Company shall pay to the Agent, for the account of each Bank other than BofA and Seattle First National Bank, a non-refundable upfront fee equal to 0.075% of such Bank's Commitment, which fee shall be payable on the Closing Date.

          (c) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, based upon the daily utilization as calculated by the Agent, equal to 0.20% per annum. Such commitment fee shall accrue from February 9, 1996 to the Revolving Termination Date and shall be due and payable on the Revolving Termination Date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article IV are not met.

     2.11 Computation of Fees and Interest. All computations of interest for Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof. Each determination of an interest rate by the Agent shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.12 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's payment office, and shall be made in dollars and in immediately available funds, no later than 10:00 a.m. (San Francisco time) on the date specified herein.
The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 10:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

          (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

          (c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

     2.13 Payments by the Banks to the Agent. Unless the Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this Section shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing. The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

     2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and (b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

      ARTICLE III - TAXES, YIELD PROTECTION AND ILLEGALITY

     3.01 Taxes. If any payments to the Agent or any Bank under this Agreement are made from outside the United States, the Company will not deduct any foreign taxes from any such payments it makes to the Agent or Bank. If any such taxes are imposed on any such payments made by the Company (including payments under this Section), the Company will pay the taxes and will also pay to the Agent or such Bank, at the time interest is paid, any additional amount which the Agent or such Bank specifies as necessary to preserve the after-tax yield the Agent or such Bank would have received if such taxes had not been imposed. The Company will confirm that it has paid the taxes by giving the Agent official tax receipts (or notarized copies) within 30 days after the due date.

     3.02 Illegality. If any Bank determines that the introduction of any requirement of law, or any change in any requirement of law, or in the interpretation or administration of any requirement of law, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for such Bank or any applicable lending office of such Bank to make Offshore Rate Loans, then, on notice thereof by such Bank to the Company (with a copy to the Agent), any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Company that the circumstances giving rise to such determination no longer exist, and (a) if the Bank may lawfully continue to maintain such Offshore Rate Loans to the last day of the Interest Period with respect thereto, the Company shall repay in full such Offshore Rate Loans, together with interest accrued thereon, on the last day of the Interest Period thereof, or (b) if the Bank may not lawfully continue to maintain such Offshore Rate Loans to the last day of the Interest Period with respect thereto, such Offshore Rate Loans shall automatically be converted into Base Rate Loans and the Company shall pay, within five Business Days of such conversion, all interest accrued on such Offshore Rate Loans prior to such conversion and all amounts required under Section 3.04 in connection with such conversion.

     3.03 Increased Costs and Reduction of Return. The Company shall pay to each Bank, on demand, any increased costs or losses incurred by such Bank, in connection with its Commitment or any Loan hereunder, arising from any change in law or regulation, or any request or requirement of a regulatory agency, including with respect to any reserve or deposit requirements applicable to the Bank, or any capital requirements relating to such Bank's assets and commitments for credit.

     3.04 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan, (b) the failure of the Company to borrow, continue or convert an Offshore Rate Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation, (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.06, (d) the prepayment (mandatory or optional) or other payment (including after acceleration thereof) of an Offshore Rate Loan on a day that is not the last day of the relevant Interest Period, (e) the automatic conversion under
Section 2.04 or Section 3.02 of any Offshore Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period; including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or from fees payable to terminate the deposits from which such funds were obtained.

     3.05 Inability to Determine Rates. Neither the Agent nor any Bank is obligated to accept an election for an Offshore Rate Loan if (a) dollar deposits in the principal amount, and for the period equal to the applicable Interest Period for such Loan are not available in the applicable funding market, or (b) the Offshore Rate does not accurately reflect the cost of such Loan.

     3.06 Survival. The agreements and obligations of the Company in this Article III shall survive the payment of all other Obligations.

               ARTICLE IV - CONDITIONS PRECEDENT

     4.01  Conditions of Initial Loans. The obligation of each
Bank to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and each Bank, and in sufficient copies for each Bank:

          (a) This Agreement and the Notes, executed by each party thereto;

          (b) Satisfactory evidence of due authorization of the execution, delivery and performance by the Company of this Agreement, including certified board resolutions, officer incumbency certificate, articles of incorporation and bylaws;

          (c) An opinion of counsel for the Company with respect to such legal matters relating hereto as the Agent and Banks may reasonably request;

          (d) Certificates of recent date showing that the Company is in good standing under the laws of the state of Delaware and is qualified to conduct business as a foreign corporation under the laws of the state of Idaho;

          (e) A certificate of an appropriate officer of the Company as to the matters set forth in Section 4.02(b) and (c);

          (f) Payment of any fee or expense due and payable hereunder or under the Fee Letter; and

          (h) Such other approvals, opinions, documents or instruments as the Agent or the Banks may reasonably request.

     4.02 Conditions to All Borrowings. The obligation of each Bank to make any Loan hereunder (including its initial Loan), or to continue or convert any Loan under Section 2.04, is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/
Continuation Date:

          (a) The Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable;

          (b) The representations and warranties in Article V shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date, as applicable; and

          (c) No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section 4.02 are satisfied.

           ARTICLE V - REPRESENTATIONS AND WARRANTIES

     The Company represents and warrants to the Agent and each Bank that:

     5.01 Corporate Existence and Power. The Company and each of its Subsidiaries: (a) is a corporation duly organized and existing under the laws of the state of its organization; (b) has the power and authority and all governmental licenses, authorizations, consents, and approvals to own its assets and to carry on its business; (c) in the case of the Company, has the power and authority and all governmental licenses, authorizations, consents, and approvals to execute, deliver and perform its obligations hereunder; and (d) is duly qualified and properly licensed and in good standing under the laws of each jurisdiction where its ownership, lease, or operation of property or the conduct of its business requires such license or qualification; except, in each case referred to in clause (b) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     5.02 Authorization. The execution, delivery, and performance by the Company of this Agreement have been duly authorized by all necessary corporate action, and do not and will not: (a) contravene the terms of any organizational or charter documents; (b) conflict with or result in any breach or contravention of, or the creation of any lien, security interest, or charge under, any material agreement, contract, indenture, document or instrument to which the Company is a party or by which any property is bound, or any order, injunction, writ, or decree of any governmental authority to which the Company or any property is subject; or (c) violate any law, rule, regulation, or determination of an arbitrator or of a court or other governmental authority, in each case applicable to or binding upon the Company or any property.

     5.03 Enforceability. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.04 Compliance with Laws. The Company and each of its Subsidiaries is in compliance in all material respects with all foreign, federal, state and local laws, rules, regulations and determinations of arbitrators, courts and other governmental authorities materially affecting the business, operations or property of the Company and its Subsidiaries, including environmental laws.

     5.05 Permits, Franchises. Except as set forth in the Company's and its Subsidiaries' filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, the Company or its Subsidiaries possess all governmental or regulatory permits and licenses required, and all trademark rights, trade name rights, patent rights and fictitious name rights reasonably necessary, to enable the Company and its Subsidiaries to conduct the businesses in which they are now engaged in all material respects.

     5.06 Litigation. There is no litigation, tax claim, proceeding, governmental or administrative action, arbitration proceeding or dispute pending, or, to the best knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries or any of their properties, the adverse determination of which could reasonably be expected to have a Material Adverse Effect.

     5.07 No Event of Default; Other Obligations. There exists no Default or Event of Default. As of the Closing Date, the Company is not in default in any material respect under any other material agreement involving the borrowing of money, the extension of credit, or the lease of real or personal property, to which the Company is a party as borrower, guarantor, installment purchaser, or lessee.

     5.08  Information; Tax Returns; Material Adverse Effect.
All financial and other information that has been submitted by the Company to the Agent and the Banks, including the Company's financial statement delivered most recently prior to the Closing
Date: (a) in the case of financial statements, is prepared in accordance with generally accepted accounting principles consistently applied; and (b) is true and correct in all material respects. As of the date of the financial statements most recently delivered to the Banks pursuant to Section 6.01, the Company has no knowledge of any material pending assessments or adjustments not disclosed in such financial statements with respect to its income tax liabilities for any year. Since November 30, 1995, there has been no Material Adverse Effect, other than the material adverse changes, if any, as may have been disclosed in the written projections dated January 15, 1996 delivered to the Agent and the Banks prior to the date hereof.

               ARTICLE VI - AFFIRMATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless all the Banks waive compliance in writing:

     6.01 Financial and Other Information. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Banks, with sufficient copies for each Bank:

          (a)  Within 45 days after February 29, 1996, the
Company's consolidated financial statements for the fiscal quarter ending on such date (including, at a minimum, the Company's balance sheet and statements of income, retained earnings, and cash flow), together with a compliance certificate, in form and substance satisfactory to the Agent and the Banks, executed by a responsible officer of the Company;

          (b) Within 10 days after the date of filing thereof, copies of all financial statements and regular, periodical or special reports (including Form 8K) that the Company may make to, or file with, the Securities and Exchange Commission; and

          (c) Promptly upon request, such other materials and information relating to the Company or its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     6.02 Notices of Certain Events. The Company shall promptly give written notice to the Agent and each Bank of: (a) all litigation, proceedings or actions affecting the Company or its Subsidiaries where the amount claimed is $20,000,000 or more; (b) any substantial dispute which may exist between the Company or its Subsidiaries and any governmental regulatory body or law enforcement authority; (c) any Default or Event of Default; (d) any of the representations and warranties in Article V that ceases to be true and correct; and (e) any other matter which has resulted or could reasonably be expected to result in a Material Adverse Effect.

     6.03 Financial Books, Records, Audits and Inspections. The Company shall, and shall cause its Subsidiaries to (a) maintain adequate financial books, accounts and records, and prepare all financial statements required hereunder in accordance with generally accepted accounting principles consistently applied, and in compliance in all material respects with the regulations of any governmental regulatory body having jurisdiction over the Company or its Subsidiaries, or the Company's or its Subsidiaries' businesses, and (b) permit employees or agents of the Agent or any Bank at any reasonable time with advance written notice to inspect the Company's and its Subsidiaries' properties, and to examine or audit the Company's and its Subsidiaries' financial books, accounts, and records and make copies and memoranda thereof.

     6.04 Compliance with Laws. The Company shall at all times comply with, and cause its Subsidiaries to comply in all material respects with, all laws, statutes, rules, regulations, orders, and directions of any governmental authority having jurisdiction over the Company or any of its Subsidiaries or the business of the Company or any of its Subsidiaries, including environmental laws.

     6.05 Payment of Obligations. The Company shall, and shall cause its Subsidiaries to, pay and discharge as the same shall either become due and payable or within any applicable grace period, all their respective material obligations and liabilities, including (in the case of the Company) the Obligations.

     6.06 Existence and Properties. The Company and each of its Subsidiaries shall maintain and preserve its corporate existence and all rights, privileges, and franchises now enjoyed, conduct its business in an orderly, efficient, and customary manner, keep all the its properties in good working order and condition and fully insured, including self-insurance and self-retention limits, and from time to time make all reasonably needed repairs, renewals, or replacements thereto and thereof so that the efficiency of such property shall be fully maintained and preserved.

     6.07 Use of Facility. The Company shall use the credit facility provided herein solely for working capital and other general corporate purposes not in contravention of any requirement of law.

     6.08 Ranking. The Company shall take, or cause to be taken, all actions necessary to ensure that the Obligations are and continue to rank at least pari passu in right of payment with all other unsecured indebtedness of the Company.

                ARTICLE VII - NEGATIVE COVENANTS

     So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless all the Banks waive compliance in writing:

     7.01 Liens. (a) The Company shall not, and shall not suffer or permit any of its Subsidiaries to, create, assume or suffer to exist any security interest, deed of trust, mortgage, lien (including the lien of an attachment, judgment or execution) or encumbrance, securing a charge or obligation, on or of any of its or their property, real or personal, whether now owned or hereafter acquired, except: (a) security interests and deeds of trust in favor of the Agent for the benefit of the Banks; (b) liens, security interests, deeds of trust, mortgages and other encumbrances in existence as of the date of this Agreement (including any such lien securing indebtedness that is renewed, extended or refunded, provided that the principal amount of such indebtedness outstanding at the time of such renewal, extension or refunding is not increased and such lien is not extended to any other property) and, in the case of any material lien, security interest, deed of trust, mortgage and other encumbrance, which are disclosed to the Agent and the Banks in writing on or prior to the Closing Date; (c) liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty; (d) liens in connection with workers' compensation, unemployment insurance or other social security obligations; (e) mechanics', worker's, materialmen's, landlords', carriers' or other like liens arising in the ordinary and normal course of business with respect to obligations which are not due; (f) purchase money and other security interests in personal or real property where the security interests do not extend beyond the property, any replacements and accessions thereto, and the proceeds thereof and the amount of indebtedness does not materially exceed the value of the property and, in the aggregate, the amount of all indebtedness so secured does not exceed, at any time, 15% of the Company's consolidated tangible fixed assets; (g) liens on assets of corporations which become Subsidiaries after the date of this Agreement, provided, however, that such liens existed at the time the respective corporations became Subsidiaries and were not created in anticipation thereof; (h) liens on assets of the Company's Subsidiaries in favor of the Company in connection with extensions of credit made available by the Company to its Subsidiaries as permitted by Section 7.03; (i) liens on assets of the Company granted after the date hereof pursuant existing documentation in favor of United States National Bank of Oregon in connection with letters of credit issued for the Company's account in a maximum aggregate principal amount of $15,000,000; and (j) liens on assets, other than current assets (except for customary rights of set-off and bankers' liens with respect to amounts on deposit), of the Company or its Subsidiaries incurred in the ordinary course of business.

          (b) The Company will not, and will not permit any of its Subsidiaries to, enter into any contractual obligation which prohibits the creation or assumption of any lien, security interest or encumbrance upon or with respect to any part of its properties or assets (including intangible assets, such as patents and trademarks), whether now owned or hereafter acquired, other than: (i) this Agreement and any other Loan Document; (ii) in connection with extensions of credit by the Company to its Subsidiaries (including Micron Electronics, Inc.) in an aggregate principal amount not to exceed $100,000,000; (iii) in connection with extensions of credit (whether or not guaranteed by the Company) made available by persons other than the Company to the Company's Subsidiaries (including Micron Electronics, Inc.) in an aggregate principal amount not to exceed $100,000,000; and (iv) in connection with equipment financing otherwise permitted by this Agreement, pursuant to which the Company or Subsidiary, as applicable, agrees not to create or assume any lien, security interest or encumbrance (other than in favor of the person providing such financing) upon or with respect to the equipment being financed.

     7.02 Sale of Assets; Mergers. Neither the Company nor any of its Subsidiaries shall: (a) sell, lease or otherwise dispose of all or substantially all of the business or assets of the Company and its Subsidiaries taken as a whole; or (b) sell, transfer, lease or dispose of its material assets (greater than $1,000,000 individually) outside the ordinary course of business, provided that the Company and its Subsidiaries may sell, transfer, lease or dispose of assets (other than accounts receivable) with value, in the cumulative aggregate for the Company and its Subsidiaries, of up to 10% of the Company's consolidated tangible assets as of the most recently ended fiscal quarter. The Company shall not liquidate or dissolve or enter into any consolidation, reorganization or merger; except that:
(a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation; and (b) the Company or any Subsidiary may enter into a consolidation, reorganization or merger to the extent required in connection with an acquisition permitted pursuant to Section 7.03, provided that the Company or such Subsidiary shall be the continuing or surviving corporation.

     7.03 Loans and Investments. Neither the Company nor any of its Subsidiaries shall make any loans, advances or other extensions of credit to, or agree to be liable for the obligations of, or invest in any other person, firm, corporation or other entity, other than: (a) investments in cash equivalents and liquid investments; (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;
(c) extensions of credit by the Company to any of its Subsidiaries or by any of its Subsidiaries to another of its Subsidiaries; (d) incidental loans to employees in the ordinary course of business and as part of their overall compensation package, and (e) equity investments in or loans to another person, firm, corporation or other entity, provided, that (in the case of clause (e) only): (i) the investment or loan is made in the ordinary course of business, (ii) the cumulative aggregate principal amount (in the case of a loan) or the aggregate consideration paid (including the assumption of debt) or assets contributed (in the case of an investment) in all such investements or loans after the Closing Date (including the proposed investment or loan) does not exceed 25% of the consolidated tangible assets of the Company as of the fiscal quarter immediately preceding the proposed investment or loan,
(iii) no Default or Event of Default has occurred or would occur as a result of such investment or loan on a pro forma basis, (iv) such investment or loan is undertaken in accordance with all applicable requirements of law, and (v) in connection with any investment or loan that constitutes the acquisition or purchase of control of another person, firm, corporation or other entity, the prior, effective written consent or approval to such acquisition of the board of directors or equivalent governing body of the acquiree is obtained.

     7.04 Restricted Payments. Neither the Company nor any of its Subsidiaries shall declare or pay any dividends or distributions on any of its shares now or hereafter existing, or purchase, redeem or otherwise acquire for value any of its shares, or create any sinking fund in relation thereto, except that the Company may declare and pay dividends payable from earnings available therefor; provided, that the aggregate amount of such dividends does not exceed 25% of the Company's consolidated net income for the most recently ended fiscal quarter and the three fiscal quarters immediately preceding such quarter.

     7.05 Business Activities. The Company shall not engage in any material business activities or operations substantially different from or unrelated to present business activities and operations.

     7.06 Regulations G, T, U, and X. The Company shall not, and shall not permit any of its Subsidiaries to, use any portion of the proceeds of any Loans, directly or indirectly, (a) to purchase or carry margin stock (within the meanings of Regulations G, T, U, and X of the Board of Governors of the Federal Reserve System), (b) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry any such margin stock, (c) to extend credit for the purpose of purchasing or carrying any such margin stock, or (d) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

     7.07 Adjusted Quick Ratio. The Company shall not permit, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) cash equivalents and liquid investments, and (ii) net trade accounts receivable of the Company and its Subsidiaries on a consolidated basis, to (b) current liabilities of the Company and its Subsidiaries on a consolidated basis (plus long-term liabilities related to customer deposits and any Loans), to be less than 0.50 to 1.00.

                ARTICLE VIII - EVENTS OF DEFAULT

     8.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) any amount of principal of any Loan when due, (ii) any interest or commitment fee payable hereunder within five days after the same becomes due, or (iii) any other amount payable hereunder or under any other Loan Document within 30 days after the same becomes due; or

          (b) Representation or Warranty. Any representation or warranty made herein or in any other Loan Document is incorrect in any material respect on or as of the date made or deemed made;
or

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.02, 6.03(b) or 6.08 or in Article VII; or

          (d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of (i) the date upon which a responsible officer knew or reasonably should have known of such failure, and (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

          (e) Cross-Acceleration. Any default occurs under any single agreement involving the borrowing of money or the extension of credit having an aggregate principal amount of more than $10,000,000, or any group of such agreements having an aggregate principal amount of more than $20,000,000, to which the Company or any Subsidiary is a party as borrower, guarantor or installment purchaser, if such default consists of the failure to pay any principal obligation when due at maturity or, as a result of such default, the holder of the obligation concerned accelerates such obligation; or

          (f) Insolvency. The Company or any Subsidiary (i) ceases to become solvent, (ii) fails to pay the its debts generally as they come due, or (iii) files any petition, proceeding, case, or action for relief under any bankruptcy, reorganization, insolvency, or moratorium law, or any other law or laws for the relief of, or relating to, debtors; or an involuntary petition is filed under any bankruptcy or similar statute against the Company or any Subsidiary, or a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official is appointed to take possession of the properties of the Company or any Subsidiary.

          (g) Judgments. One or more non-interlocutory judgments or arbitration awards are entered against the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries enters into any settlement agreement with respect to any litigation or arbitration, in the aggregate amount of $20,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 30 days after the entry thereof; or any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) Change of Control. If any person or two or more persons acting in concert, other than J.R. Simplot, J.R. Simplot Company, Simplot Canada Limited and any other persons under common control of any of the foregoing, or a member of J.R. Simplot's immediate family, shall either acquire beneficial ownership, directly or indirectly, of, or acquire by contract or otherwise, or enter into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of the Company (or other securities convertible into such securities) representing 30% or more of the combined voting power of all securities of the Company entitled to vote in the election of directors.

     8.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks: (a) declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in subsection 8.01(f), the obligation of each Bank to make Loans shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     8.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                      ARTICLE IX - AGENCY

     Certain agreements between the Agent and the Banks are set forth in Annex IX hereto.

                   ARTICLE X - MISCELLANEOUS

     10.01 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Company or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by all the Banks (or by the Agent at the written request of all the Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to all the Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (ii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

     10.02 Notices. All notices, requests, consents, approvals, waivers and other communications shall be in writing and mailed, faxed or delivered to the address or facsimile number designated from time to time by each party in a written notice to the other parties. All such notices, requests and communications shall, when transmitted by overnight delivery or faxed, be effective when delivered for overnight (next-day) delivery or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II or Annex IX to the Agent shall not be effective until actually received by the Agent. Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Agent and the Banks shall be entitled to rely on the authority of any person purporting to be a person authorized by the Company to give such notice and the Agent and the Banks shall not have any liability to the Company or other person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

     10.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     10.04 Costs and Expenses. The Company shall: (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BofA, including in its capacity as Agent, and the Arranger for all reasonable costs and expenses incurred by such persons in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by such person with respect thereto; and (b) pay or reimburse the Agent and each Bank for all costs and expenses (including Attorney Costs) incurred by it in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any insolvency proceeding or appellate proceeding).

     10.05 Company Indemnification. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons and each Bank, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person"), harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such person in favor of any third-party in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

     10.06 Payments Set Aside. To the extent that the Company makes a payment to the Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any insolvency proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

     10.07 Successors and Assigns; Participations. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Company nor any Bank may assign or transfer (including by participation) any of its rights or obligations under this Agreement without the prior written consent of the Agent. Notwithstanding the foregoing, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve Board or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     10.08 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     10.09  Notification of Addresses, Lending Offices, Etc.
Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     10.10 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.11 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.12 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

     10.13 Governing Law and Jurisdiction. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.14 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF
ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A
JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

     10.15 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                             MICRON TECHNOLOGY, INC.



                             By: W. G. Stover Jr.
                                --------------------------
                             Title:


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as Agent


                             By: Wendy M. Young
                                --------------------------
                             Title:  Vice President
Commitments:


$62,500,000                  BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as a Bank


                             By: Michael Mccutchin
                                --------------------------
                             Title:  Vice President


$62,500,000                  SEATTLE FIRST NATIONAL BANK


                             By: Thomas P. Rook
                                --------------------------
                             Title:  Vice President


$62,500,000                  BANK OF MONTREAL


                             By: J. Donald Higgins, Managing Director
                                --------------------------
                             Title:  Vice President


$62,500,000                  UNITED STATES NATIONAL BANK OF
                             OREGON


                             By: Jeff A. Killian
                                --------------------------
                             Title:  Vice President

                            ANNEX I

          DEFINITIONS; OTHER INTERPRETIVE PROVISIONS;
                     ACCOUNTING PRINCIPLES


     1. Definitions. The following terms have the meanings assigned to them:

     "Agent-Related Persons" means BofA, together with its affiliates (including the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such persons.

     "Arranger" means BA Securities, Inc., a Delaware corporation.

     "Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the reasonable allocated cost of internal legal services and all reasonable disbursements of internal counsel.

     "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

     "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

     "BofA" means Bank of America National Trust and Savings
Association, a national banking association.

     "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Banks under Article II and, in the case of Offshore Rate Loans, having the same Interest Period.

     "Borrowing Date" means any date on which a Borrowing occurs under Section 2.03.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

     "Closing Date" means the date on which all conditions precedent set forth in Section 4.01 are satisfied or waived by all Banks (or, in the case of subsection 4.01(f), waived by the person entitled to receive such payment).

     "Conversion/Continuation Date" means any date on which, under Section 2.04, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

     "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

     "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

     "Interest Payment Date" means, as to any Offshore Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into an Offshore Rate Loan.

     "Interest Period" means, as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date either one week or one month thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation; provided, that:

          (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

          (b) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period for any Loan shall extend beyond the Revolving Termination Date.

     "Loan" means an extension of credit by a Bank to the Company under Article II, and may be a Base Rate Loan or an Offshore Rate
Loan (each, a "Type" of Loan).

     "Loan Documents" means this Agreement, the Notes, the Fee
Letter and all other documents delivered to the Agent or any Bank in connection herewith.

     "Majority Banks" means at any time Banks then holding at least 75% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks then having at least 75% of the Commitments.

     "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company of any Loan Document.

     "Note" means a promissory note executed by the Company in favor of a Bank pursuant to Section 2.02, in substantially the form of Exhibit C.

     "Notice of Borrowing" means a notice in substantially the form of Exhibit A hereto.

     "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B hereto.

     "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

     "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

     Offshore Rate =                LIBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

          "Eurodollar Reserve Percentage" means for any day in any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day under regulations issued from time to time by the Board of Governors of the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

          "LIBOR" means, with respect to any Interest Period, the rate of interest per annum determined by the Agent (rounded upward to the next 1/16th of 1%) equal to the rate of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by BofA and having a maturity comparable to such Interest Period would be offered to major banks in the London interbank market at the Agent's request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

          The Offshore Rate shall be adjusted automatically as to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate.

     "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

     "Revolving Termination Date" means the earlier to occur of:
(a) May 9, 1996, and (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

     "Subsidiary" of a person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of persons other than corporations), is owned or controlled directly or indirectly by the person, or one or more of the Subsidiaries of the person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

     2.  Other Interpretive Provisions.

          (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, schedule, exhibit and annex references are to this Agreement unless otherwise specified. The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced. The term "including" is not limiting and means "including without limitation." In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including." The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (b) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (c) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

          (d) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

     3. Accounting Principles. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement shall be interpreted, all financial computations required under this Agreement shall be made, and all financial information required under this Agreement shall be prepared, in accordance with generally accepted accounting principles in effect from time to time in the United States, consistently applied.

                            ANNEX IX

                             AGENCY


     The Agent and each of the Banks hereby agree among themselves as follows:

     (a) Appointment and Authorization; "Agent". Each Bank hereby irrevocably (subject to subsection (i) of this Annex IX) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

     (b) Delegation of Duties. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     (c) Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or
(ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or affiliates.

     (d) Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks. For purposes of determining compliance with the conditions specified in Section 4.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

     (e) Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article VIII; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

     (f) Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of the Company which may come into the possession of any of the Agent-Related Persons.

     (g) Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

     (h) Agent in Individual Capacity. BofA and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and affiliates as though BofA were not the Agent hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA or its affiliates may receive information regarding the Company or its affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BofA shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" include BofA in its individual capacity.

     (i) Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks, which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Annex IX and Sections
10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.

     (j) Withholding Tax. (i) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent, to deliver to the
Agent:

               (A) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (B) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

                (C) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (ii) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

          (iii) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

          (iv) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

          (v) If the IRS or any other governmental authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

          (vi) As used in this Section, "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder, and "IRS" means the Internal Revenue Service, and any governmental authority succeeding to any of its principal functions under the Code.

                           EXHIBIT A

                      NOTICE OF BORROWING


                                   Date:  _____________, 199__


To: Bank of America National Trust and Savings Association, as Agent for the Banks party to the Revolving Credit Agreement dated as of February 12, 1996 (as amended, the "Credit Agreement") among Micron Technology, Inc., the several financial institutions party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, Micron Technology, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.03 of the Credit Agreement, of the Borrowing specified below:

          1.  The Business Day of the proposed Borrowing is
     _______________, 199__.

          2. The aggregate amount of the proposed Borrowing is $____________.

          3. The Borrowing is to be comprised of $___________ of [Base Rate] [Offshore Rate] Loans.

          [4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be one
     [week] [month].]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Borrowing Date, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date;

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing;
     and

          (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Loans to exceed the combined Commitments of the Banks.

                                   MICRON TECHNOLOGY, INC.


                                   By:
                                      -------------------------
                                   Title:

                           EXHIBIT B

               NOTICE OF CONVERSION/CONTINUATION


                                   Date:  _____________, 199__



To: Bank of America National Trust and Savings Association, as Agent for the Banks party to the Revolving Credit Agreement dated as of February 12, 1996 (as amended, the "Credit Agreement") among Micron Technology, Inc., the several financial institutions party thereto (the "Banks"), and Bank of America National Trust and Savings Association, as Agent

Ladies and Gentlemen:

     The undersigned, Micron Technology, Inc. (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.04 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

          1.  The Conversion/Continuation Date is ______________,
     199__.

          2.  The aggregate amount of the Loans to be [converted]
     [continued] is $_______________.

          3.  The Loans are to be [converted into] [continued as]
     [Offshore Rate] [Base Rate] Loans.

          [4. The duration of the Interest Period for the Offshore Rate Loans included in the [conversion]
     [continuation] shall be one [week] [month].]

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

          (a) the representations and warranties of the Company contained in Article V of the Credit Agreement are true and correct as though made on and as of such date; and

          (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed conversion or continuation.

                                   MICRON TECHNOLOGY, INC.


                                   By:
                                      ------------------------
                                   Title:

                           EXHIBIT C

                    FORM OF PROMISSORY NOTE


$62,500,000                                     February 12, 1996


     FOR VALUE RECEIVED, the undersigned, Micron Technology, Inc., a Delaware corporation (the "Company"), hereby promises to pay to the order of [Name of Bank] (the "Bank") the principal sum of Sixty-Two Million Five Hundred Thousand Dollars ($62,500,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Company pursuant to the Revolving Credit Agreement, dated as of February 12, 1996 (such Revolving Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, and Bank of America National Trust and Savings Association, as Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement.

     The Bank is authorized to endorse the amount and the date on which each Loan is made, the maturity date therefor and each payment of principal with respect thereto on schedules to be annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement and this Promissory Note (the "Note").

     This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

     Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein. This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of California applicable to contracts made and to be performed entirely within such State.

                              MICRON TECHNOLOGY, INC.



                              By:
                                 -------------------------
                              Title:



                              By:
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                              Title: